EXHIBIT 4.7

FORM OF SENIOR DEBT SECURITY

[Face of Security]

CONCUR TECHNOLOGIES, INC.

[If applicable, insert – FOR PURPOSES OF THE ORIGINAL ISSUE DISCOUNT PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, THE ISSUE PRICE OF THIS SECURITY IS         % OF ITS PRINCIPAL AMOUNT AT STATED MATURITY SET FORTH BELOW (ITS “PRINCIPAL AMOUNT”), THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS         % OF ITS PRINCIPAL AMOUNT, THE YIELD TO MATURITY IS         % AND THE ISSUE DATE IS                     ]

[IF THE SECURITY IS A GLOBAL SECURITY, INSERT – THIS NOTE IS A GLOBAL SECURITY. IT IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY (AS HEREINAFTER DEFINED) OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[Unless this Security is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.	$
CUSIP No.

Concur Technologies, Inc., a Delaware Corporation (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [If the Security is to be in registered form, insert—, or registered assigns] [If the Security is to be in coupon form, insert—the bearer hereof upon surrender], the principal sum of              Dollars on ------------- [if Security is to bear interest prior to maturity, insert —, and to pay interest thereon from ----------------- or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ---------- and ----------- in each year, commencing --------------, at the rate of         % per annum, until the principal hereof is paid or made available for payment [if applicable, insert ---, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the ------------ or ---------- (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. [If the Security is not to bear interest prior to maturity, insert --- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. [Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of         % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]].

Payment of the principal of (and premium, if any, on) and [any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in             , in such coin or currency of [the United States of America] as at the time of payment is legal tender for payment of public and private debts [; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	Concur Technologies, Inc.

By:
[Title]

Attest and Countersign:

Secretary

2

[Form of Reverse of Security.]

CONCUR TECHNOLOGIES, INC.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of                     ,             (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and                     , as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations or rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to $            ].

[If the Security is to be subordinated, insert—The indebtedness evidenced by this Security is, to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Company. This Security is issued subject to such provisions of the Indenture, and each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to acknowledge or effectuate such subordination as provided in the Indenture and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.]

[If the Security is to be subject to redemption only at the option of the Company or any sinking fund redemption will be at the same prices, insert—The Securities of this series are subject to redemption upon not less than 30 days’ notice provided in the manner set forth in the Indenture, [(1) on                      in any year commencing with the year                      and ending with the year                      through operation of the sinking fund for this series at the Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after                     ,             ], as a whole or in part, at the election of the principal the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before                     ,         %, and if redeemed] during the 12-month period beginning                      of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to         % of the principal amount together in the case of any such redemption [(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]

[If the Security is to be subject to redemption at the option of the Company and pursuant to a sinking fund at different prices, insert—The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, (1) on                      in any year commencing with the year                      and ending with the year                      through operation of the sinking fund for this series at the Redemption Prices of redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after             ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning in the years indicated,

Year	Redemption Price for Redemption Through Operation of the Sinking Fund	Redemption Price for Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to         % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]

[If there is to be a sinking fund, insert—The sinking fund for this series provides for the redemption on                      each year beginning with the year                      and ending with the year                      of [not less than] $             (“mandatory sinking fund”) and not more than $            ] aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made.]

[If the Security is to be redeemable in part, insert—In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If the Security is to be subject to repayment at the option of the Holder, insert—To be repaid at the option of the Holder, the Company must receive this Security, with the form of “Option to Elect Repayment” hereon duly completed, at an office or agency of the Company maintained for that purpose in                      (or at such other place of which the Company shall from time to time notify the Holder of this Security) not less than nor more than                      days prior to the Repayment Date. The exercise of the repayment option by the Holder shall be irrevocable.

[If the Security is not to be subject to redemption at the option of the Company, insert—The Securities are not redeemable at the option of the Company prior to Maturity.]

[If the Security is not to be an Original Issue Discount Security, insert—If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company with the consent of the Holders of not less than 66- 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or I lieu hereof, whether or not notation of such consent of waiver is made upon this Security.

As provided in and subject to the provisions of the indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series , the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[If the Security is to be registered form, insert—As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any, on) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and, thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

[The Securities of this series are issuable only in registered form [without coupons] in denominations of $             [and any integral multiple] [or increments of $             in excess] thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.]

[No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.]

[Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.]

[If the Security is a Global Security, insert—”Global Security” and “Global Securities” means a Security or Securities evidencing all or a part of a series of Securities, issued to the Depositary (as hereinafter defined) for such Series or its nominee, and registered in the name of such Depositary or its nominee. “Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as the Depositary by the Company.

No holder of any beneficial interest in this Security held on its behalf by a Depositary or a nominee of such Depositary shall have any rights under the Indenture with respect to such Global Security, and such Depositary or nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Security.

This Security is exchangeable, in whole but not in part, for Securities registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, a successor depositary is not appointed by the Company within 90 days, (ii) the Company in its discretion at any time determines not to have all of the Securities of this series represented by one or more Global Security or Securities and notifies the Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Securities of this series. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Securities issuable in authorized denominations and registered in such names as the Depositary holding this Security shall direct. Subject to the foregoing, this Security is not exchangeable, except for a Security or Securities of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.]

[The Indenture entitles Holders to receive annual reports with respect to the Trustee’s eligibility and qualifications to serve as Trustee by filing their names and addresses with the Trustee for that purpose within two years preceding and mailing of any such annual report.]

No recourse shall be had for the payment of the principal of (and premium, if any, on) or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture of any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security, including without limitation the obligation of the Company contained herein to pay the principal of (and premium, if any, on) and interest on this Security in accordance with the terms hereof and of the Indenture, shall be construed in accordance with and governed by the laws of the State of New York.

[Trustee’s Certificate of Authentication.]

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

		,	as
[Authenticating Agent for] the Trustee

By
Authorized Officer